Exhibit 99.2
 Alliance Data NYSE: ADS   First Quarter 2020 ResultsApril 23, 2020

 2  Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

 Agenda  Speakers: Ralph Andretta President and CEO Tim King EVP and CFO COVID-19 Key Stakeholder ResponseQ1 Consolidated ResultsBusiness Segment ResultsQ1 Liquidity UpdateClosing Remarks Q&A  3

COVID-19 Key Stakeholder Response

Our Associates	Our Cardmembers/ Consumers	Our Brand Partners/Clients	Our Communities
Activated global Business Continuity Plan with ~95% of global workforce working remotely	Extended our hours of operation to manage elevated cardmember needs and call volume	Adjusted marketing/support strategy to coincide with increased consumer preference for e-commerce channel	Contributed emergency hunger relief funds globally in virtually all operational locations
Implemented bonus pay for eligible, in-office associates	Added AIR MILES® merchandise reward options to provide greater variety and applicability for redemptions	Coordinated planning and support for brand re-openings of physical footprint	Promoting Company dollar-for-dollar charitable match program to all associates making personal donations
Expanded associate benefits: • No associate cost for COVID-19 testing • Increase availability of telemedicine • Provided additional life solutions resources for stress management, coping with children at home • COVID-19 offered as option for distribution from associate 401(k), and loan payment suspension for 1 year with additional time for repayment	Introduced full suite of cardmember forbearance options: • Two short-term hardship programs for eligible cardmembers with a lower minimum payment and APR • Option to skip next payment without a late fee instead of enrolling in a hardship program Extended expiration date 90 days from the current expiration date on retail partner rewards promotions	For our AIR MILES® Sponsors: • Added merchandise reward options to stimulate Collector engagement with Partners and drive redemptions • Adjusted timing of AIR MILES® coalition and Sponsor-specific promotions to better align with Collector needs/relevancy	Promoting COVID-19 emergency relief program where Collectors can redeem Reward Miles in exchange for donations toward Canadian hunger and youth mental health causes; AIR MILES matching all related donations in aggregate up to $500,000
Offered paid leave for associates affected by COVID-19	Adjusted credit bureau reporting to Natural Disaster coding, avoiding near term impact to consumer credit scores	Extended credit program rewards expirations to protect cardmember benefits	Donated hunger relief funds in mid-Ohio for children impacted by school closures/only source of food
Implemented enhanced sanitization/cleaning measures to protect associates working in-office	Direct to consumer deposits: continuing to grow deposit base with increased availability, competitive interest rates	Reinforced co-brand value propositions for general purpose spending power and utility	Accelerated Q3 Corporate contributions for children's health and hunger causes to respond to immediate needs

AllianceData.

©2020 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

4

 Q1 2020 Consolidated Results (MM, except per share)  5     Quarter Ended March 31,            2020  2019  % Change     Revenue  $1,382   $1,334   4%     Income from continuing operations  $30   $178   -83%     Income from continuing operations per diluted share (EPS)  $0.63   $3.35   -81%     Core EPS  $0.75   $3.79   -80%                    Adjusted EBITDA  $194  $423   -54%     Adjusted EBITDA, net  $83   $317   -74%     Pre-Provision, earnings before taxes  $681  $465  46%                   Diluted shares outstanding  47.7  53.2        ************************************************************************************          (Including discontinued operations)          Net income  $30   $149   -80%     Net income per diluted share  $0.63  $2.80  -78%    Direct Operating Expenses were down approximately $90MM quarter over quarter

 Q1 2020 LoyaltyOne (MM)  6  Revenue and Adj EBITDA increased 7 and 6 percent respectively, adjusted for currency translation and the divestiture of Precima

 Q1 2020 Card Services – Key Metrics  7  1 Normalized card receivables includes held-for-sale receivables.2 Revenue divided by normalized card receivables.3 Excludes mark to market on held-for-sale receivables.    Quarter Ended March 31,        2020  2019  % Change/Variance  Credit Sales  $6,099   $6,315   -3%  Average Card Receivables  $18,294   $16,850   9%  Normalized Average Card Receivables 1  $18,553  $18,764  -1%  End of Period Receivables  $17,732   $16,851   5%  Total Gross Yield % 2  25.5%  24.1%  1.4%  Operating Expense % 3  8.2%  9.5%  -1.3%  Principal Loss Rate  7.0%  6.4%  0.6%  Delinquency Rate  6.0%  5.2%  0.8%  Return on Equity  18%  32%  -14%

 Q1 2020 Card Services (MM)  8  * Includes all end of quarter changes to provision, including COVID-19

Q1 2020 Liquidity Update

Parent Level

- Liquidity at 3/31 of $1.1 billion, consisting of cash on hand plus revolver capacity
  - $588 million in cash and cash equivalents, $500 million in unused revolver
- Reduced the dividend and suspended all share repurchases
- No refinancing risk until 12/22

Bank Level

- Banks finished the quarter with $3.9 billion in cash and $2.5 billion in equity
- Total Risk Based Capital Ratio at 16.7%
- Funding environment is very accessible
  - CDs and MMDAs – Are being taken daily by our FDIC insured platform
  - Conduits – Recently renewed $2 billion of conduit capacity through July 2021
- Banks paid a dividend of $75 million to the parent

We do not expect to participate in the CARES Act liquidity programs. Our bank subsidiaries may consider participating in the TALF program subject to the pricing and terms relative to the open market.

AllianceData.

©2020 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

9

10  Financial MeasuresIn addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, pre-provision earnings before taxes, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. In addition, adjusted EBITDA eliminates the effect of the gain (loss) on the sale of a business, strategic transaction costs, and restructuring and other charges.  Adjusted EBITDA, net is equal to adjusted EBITDA less securitization funding costs and interest expense on deposits. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, non-cash interest, gain (loss) on the sale of a business strategic transaction costs and restructuring and other charges. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.

 Q & A  11